Exhibit 11.1

DEPARTMENT 56, INC.

COMPUTATION OF NET INCOME PER SHARE

(In thousands, except per share amounts)

QUARTER ENDED
SEPTEMBER 28, 2002	SEPTEMBER 29, 2001

Weighted average shares outstanding:

Weighted average number of common shares outstanding – basic

13,044

12,887

The number of shares resulting from the assumed exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from such exercise, using the average market price during the period

137

29

Weighted average number of common and common equivalent shares – assuming dilution

13,181

12,916

Pro forma amounts assuming the application of the change in accounting principle (adoption of SFAS 142) applied retroactively:

Reported net income

$

9,038

$

6,498

Add back:  Goodwill amortization

—

1,119

Add back:  Trademark amortization, net of tax

—

71

Adjusted net income

$

9,038

$

7,688

Basic earnings per share:

Reported net income per share

$

0.69

$

0.50

Goodwill amortization

—

0.09

Trademark amortization

—

0.01

Adjusted net income per share – basic

$

0.69

$

0.60

Diluted earnings per share:

Reported net income per share

$

0.69

$

0.50

Goodwill amortization

—

0.09

Trademark amortization

—

0.01

Adjusted net income per share – assuming dilution

$

0.69

$

0.60

30

DEPARTMENT 56, INC.

COMPUTATION OF NET INCOME PER SHARE

(In thousands, except per share amounts)

39 WEEKS ENDED
SEPTEMBER 28, 2002	SEPTEMBER 29, 2001

Weighted average shares outstanding:

Weighted average number of common shares outstanding – basic

12,972

12,872

The number of shares resulting from the assumed exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from such exercise, using the average market price during the period

167

34

Weighted average number of common and common equivalent shares – assuming dilution

13,139

12,906

Pro forma amounts assuming the application of the change in accounting principle (adoption of SFAS 142) applied retroactively:

Reported net (loss) income

$

(69,864

)

$

13,070

Add back:  Goodwill amortization

—

3,356

Add back:  Trademark amortization, net of tax

—

214

Adjusted net loss

(69,864

)

16,640

Add back:  Cumulative effect of change in accounting principle

93,654

—

Adjusted earnings before cumulative effect of change in accounting principle

$

23,790

$

16,640

Basic earnings per share:

Reported net (loss) income per share

$

(5.39

)

$

1.02

Goodwill amortization

—

0.26

Trademark amortization

—

0.01

Adjusted net (loss) income per share – basic

(5.39

)

1.29

Add back:  Cumulative effect of change in accounting principle

7.22

—

Adjusted earnings per share before cumulative effect of change in accounting principle – basic

$

1.83

$

1.29

Diluted earnings per share:

Reported net (loss) income per share

$

(5.32

)

$

1.01

Goodwill amortization

—

0.26

Trademark amortization

—

0.02

Adjusted net (loss) income per share – assuming dilution

(5.32

)

1.29

Add back:  Cumulative effect of change in accounting principle

7.13

—

Adjusted earnings per share before cumulative effect of change in accounting principle – assuming dilution

$

1.81

$

1.29

31